Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the registration statements, as enumerated below, of our report dated February 26, 2010, relating to the consolidated financial statements of Santander Holdings USA, Inc. as of December 31, 2009 and for the year then ended, and the effectiveness of the Company’s internal controls over financial reporting, included in the Annual Report on Form 10-K of Santander Holdings USA, Inc. for the year ended December 31, 2009.
(1)	Registration Statement (Form S-8 No. 33-29038) pertaining to the Sovereign Bancorp, Inc. Retirement Plan,

(2)	Registration Statement (Form S-8 No. 33-78474) pertaining to the Sovereign Bancorp, Inc. 1993 Stock Option Plan,

(3)	Registration Statement (Form S-8 No. 333-05309) pertaining to the Sovereign Bancorp, Inc. 1996 Stock Option Plan,

(4)	Registration Statement (Form S-8 No. 333-64530) pertaining to the Sovereign Bancorp, Inc. 2001 Stock Incentive Plan,

(5)	Registration Statement (Form S-8 No. 333-112825) pertaining to the First Essex Bancorp, Inc. 1987 Stock Option Plan, the First Essex Bancorp, Inc. 1997 Stock Incentive Plan, and the First Essex Bancorp, Inc. 2002 Stock Incentive Plan,

(6)	Registration Statement (Form S-8 No. 333-115528) pertaining to the Sovereign Bancorp, Inc. Employee Stock Purchase Plan, the Sovereign Bancorp, Inc. 2004 Broad-Based Stock Incentive Plan and the Sovereign Bancorp, Inc. Bonus Recognition and Retention Plan,

(7)	Registration Statement (Form S-8 No. 333-117621) pertaining to the Seacoast Financial Services Corporation 2003 Stock Incentive Plan, the Seacoast Financial Services Corporation 1999 Stock Incentive Plan, the Abington Bancorp, Inc. 2000 Incentive and Nonqualified Stock Option Plan, the Abington Bancorp, Inc. 1997 Incentive and Nonqualified Stock Option Plan, the Abington Bancorp, Inc. 1986 Incentive and Nonqualified Stock Option Plan and the Massachusetts Fincorp, Inc. 1999 Stock-Based Incentive Plan,

(8)	Registration Statement (Form S-8 No. 333-122274) pertaining to the Waypoint Financial Corp. Retirement Savings Incentive Plan, the Waypoint Financial Corp. 2001 Stock Option Plan, the Harris Financial, Inc. 1999 Incentive Stock Option Plan, the Harris Financial, Inc. 1999 Stock Option Plan for Outside Directors, the York Financial Corp. 1997 Stock Option and Incentive Plan, the Harris Savings Bank 1996 Incentive Stock Option Plan, the York Financial Corp. 1995 Non-Qualified Stock Option Plan for Directors, the Harris Savings Bank 1994 Incentive Stock Option Plan, the Harris Savings Bank 1994 Stock Option Plan for Outside Directors, and the York Financial Corp. Non-Incentive Stock Option Plan for Directors,

(9)	Registration Statement (Form S-8 No. 333-134976) pertaining to the Independence Community Bank Corp. 2005 Stock Incentive Plan and Trust

(10)	Registration Statement (Form S-4 No. 333-130060) of Sovereign Bancorp, Inc.

(11)	Registration Statement (Form S-3 No. 333-143515) of Sovereign Bancorp, Inc., and

(12)	Registration Statement (Form S-8 No. 333-144700) pertaining to the Sovereign Bancorp, Inc. 2006 Non-Employee Director Compensation Plan
/s/ Deloitte & Touche LLP
Philadelphia, Pennsylvania
February 26, 2010